SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            -------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             BANK ONE Capital I
                            BANK ONE CORPORATION
          --------------------------------------------------------
          (Exact name of registrant as specified in their charter)

            Delaware                                   APPLIED FOR
            Delaware                                   31-0738296
 --------------------------------------    ----------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

BANK ONE CORPORATION
One First National Plaza
Chicago, Illinois                                                 60670
---------------------------------------                         ----------
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on which
to be so Registered                           Each Class is to be Registered
-------------------                           ------------------------------

8.000% Preferred Securities                   New York Stock Exchange
issued by BANK ONE
Capital I (and the
Guarantee by BANK
ONE CORPORATION
with respect thereto)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X].

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ ].

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
 -----------------------------------------------------------------------
                              (Title of Class)




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant's Securities to be Registered.

            The class of securities to be registered hereby consist of the 8.000% Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of BANK ONE Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust") together with the Preferred Securities Guarantee (the "Guarantee") by BANK ONE CORPORATION (the "Company"), a Delaware corporation, in favor of the holders of the Preferred Securities.

            For a description of the Preferred Securities, reference is made to the information set forth in the prospectus dated September 7, 1999, under the heading "Description of the Preferred Securities" and "Description of Preferred Securities Guarantees" in the Registration Statement on Form S-3 (Registration No. 333-80903 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 8, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act") and the information set forth in the prospectus supplement dated September 13, 1999 under the headings "Description of the Preferred Securities," "Description of Guarantee" and " Effect of Obligations Under the Junior Subordinated Debt Securities and the Preferred Securities Guarantee" filed with the Commission pursuant to Rule 424(b) on September 15, 1999, which descriptions are incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the terms of the Preferred Securities have been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference into this Registration Statement on Form 8-A.

Item 2.                    Exhibits.

2.1 Certificate of Trust of BANK ONE Capital I (incorporated herein by Reference to Exhibit 4.9 to the Registration Statement).

2.2 Amended and Restated Declaration of Trust dated September 20, 1999 used in connection with the issuance of the Preferred Securities (incorporated herein by reference to Exhibit 4.26 to the Company's Current Report on Form 8-K dated September 20,
            1999).

2.3 Indenture for Junior Subordinated Debt Securities, between the Company and The Chase Manhattan Bank, as Trustee (the
            "Indenture") (incorporated herein by reference to Exhibit 4(d) to the First Chicago NBD Corporation's Registration Statement on Form S-3 (File No. 333-15649)).

2.4 Third Supplemental Indenture to the Indenture, dated as of September 20, 1999 (incorporated herein by reference to Exhibit
            4.25 to the Company's Current Report on Form 8-K dated September 20, 1999).

2.5         Form of Preferred Security (included in Exhibit 2.2).

2.6 Preferred Securities Guarantee Agreement, dated as of September 20, 1999 (incorporated herein by reference to Exhibit 4.27 to the Company's Current Report on Form 8-K dated September 20,
            1999).


                                 SIGNATURES


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                       BANK ONE CAPITAL I


                                       By     /s/ Robert A. Rosholt
                                          ---------------------------------
                                              Name: Robert A. Rosholt
                                              Title: Regular Trustee


                                       By     /s/ M. Eileen Kennedy
                                          ---------------------------------
                                              Name: M. Eileen Kennedy
                                              Title: Regular Trustee


                                       By     /s/ Laurence Goldman
                                          ----------------------------------
                                              Name: Laurence Goldman
                                              Title: Regular Trustee


                                       BANK ONE CORPORATION,
                                              Sponsor of the registrant and
                                              Guarantor under the Preferred
                                              Securities Guarantee


                                       By     /s/ M. Eileen Kennedy
                                          ----------------------------------
                                              Name: M. Eileen Kennedy
                                              Title: Treasurer


Dated:  September 23, 1999